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                                                                  EXHIBIT 10.11b


                                PRINTRONIX, INC.

             SECOND AMENDMENT TO RESTRICTED STOCK PURCHASE AGREEMENT


        This Agreement is made at Irvine, California as of April 2, 2001 by and between PRINTRONIX, INC., a Delaware corporation (the "Company") and Gordon B. Barrus (the "Stockholder").

                                    RECITALS

        A. The Stockholder has acquired shares of the Company (the "Shares") pursuant to a sale of restricted stock (as that term is used in the Company's 1994 Stock Incentive Plan) under a restricted stock purchase agreement (the "Agreement").

        B. Payment for the Shares was made by promissory note (the "Note") accompanied by a pledge of the Shares.

        C. The Note was replaced by a new note (the "1999 Note") which, among other things, limited the Stockholder's ability to sell stock.

        D. The parties now desire to further amend the Agreement and substitute another promissory note.

        NOW, THEREFORE, the parties hereto amend the Agreement as follows:

                                    AGREEMENT

        1. The parties substitute the promissory note attached hereto as Exhibit A (the "2001 Note") in the place of the 1999 Note. The Stockholder acknowledges that the Shares will not be released from the pledge until the 2001 Note has been paid. The Stockholder may prepay the 2001 Note at any time.

        2. Except as so amended, the Agreement, as previously amended, remains in full force and effect.

IN WITNESS WHEREOF, this agreement is entered into as of the date first-above written.

THE COMPANY                                    THE STOCKHOLDER
PRINTRONIX, INC.


By: GEORGE L. HARWOOD                          GORDON B. BARRUS
    ----------------------------               ---------------------------------
    George L. Harwood                          Gordon B. Barrus
    Sr. Vice President & CFO

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                                 PROMISSORY NOTE

$241,786.29                                                   Irvine, California
-----------                                                   April 2, 2001


        For value received, the undersigned, Gordon B. Barrus, hereby promises to pay to PRINTRONIX, INC., a Delaware corporation, at 14600 Myford Road, Irvine, California 92606, or order, on April 2, 2003, the sum of Two Hundred Forty-One Thousand Seven Hundred Eighty-Six Dollars and 29 Cents ($241,786.29) representing principal of Two Hundred Thousand Dollars ($200,000) and interest of Forty-One Thousand Seven Hundred Eighty-Six Dollars and 29 Cents ($41,786.29) accrued through April 2, 2001 on the Promissory dated April 1, 1999. This Note shall bear no interest.

        This Note may be prepaid, either in whole or in part, at any time.

        Payment shall first be credited on interest and then on principal. The principal and interest are payable in lawful money of the United States of America.

        This Note is made in connection with that certain Printronix, Inc. 1994 Stock Incentive Plan Restricted Stock Purchase Agreement dated as of October 8, 1997, as amended as of April 1, 1999 and amended again as of April 2, 2001, between the undersigned and Printronix, Inc. The undersigned has pledged shares of Printronix, Inc. stock as security for the repayment of this Note and Printronix, Inc.'s sole recourse in the event of breach of the undersigned's obligations under this Note is to such security.


                                                  GORDON B. BARRUS
                                                  ------------------------------
                                                  Gordon B. Barrus



                                    Exhibit A